EXHIBIT 5.2


                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                              One S.E. Third Avenue
                                   28th Floor
                            Miami, Florida 33131-2948
                            Telephone: (305) 374-5600
                            Telecopy: (305) 374-5095

                                December 2, 1997

Aviation Sales Company
6905 N.W. 25th Street
Miami, FL 33122

         RE: REGISTRATION STATEMENT ON FORM S-3 (see Registration No. 33-40429)

Gentlemen:

         We have acted as counsel to Aviation Sales Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of Amendment No. 1 to its Registration Statement on Form S-3 (the "Amended Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Amended Registration Statement relates to 5,483,970 shares of the Company's common stock, par value $.001 per share, all of which are issued and outstanding, including the registration of an additional 175,000 shares (the "Additional Shares").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Additional Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

Aviation Sales Company
December 2, 1997
Page 2
------------------------


         This firm consents to the filing of this opinion as an exhibit to the Amended Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act to the rules and regulations promulgated thereunder.


                                 Very truly yours,



                                 /s/ AKERMAN, SENTERFITT & EIDSON, P.A.
                                 --------------------------------------
                                 AKERMAN, SENTERFITT & EIDSON, P.A.